Exhibit 10.2

THIRD LEASE AMENDMENT

Between

BENAROYA CAPITAL COMPANY, LLC

and

TRUPANION, INC.

This Third Lease Amendment dated May 9, 2018 is attached to and made part of that certain Lease dated August 10, 2015 as amended by a First Lease Amendment dated April 29, 2016 and as further amended by a Second Lease Amendment dated October 20, 2017 (collectively the “Lease”) between Benaroya Capital Company, LLC, a Washington limited liability company, as “Landlord” and Trupanion, Inc., a Delaware corporation, as “Tenant” in Suite 200 of the Building known as the 6100 Building, located at 6100 Fourth Avenue South, in Seattle, Washington (the “Premises”). The Premises are more particularly described in the Lease.

The terms used herein shall have the same definitions as set forth in the Lease.

RECITALS

•
At the Tenant’s request prior to the delivery of Suite 100B as a component of Phase I the location of the demising wall between Suite 100B and Suite 101, which was a component of Phase II was relocated to become a component of Phase I.

•	As a result of the relocation of the demising wall, Suite 100B contains 308 rentable square feet of additional space.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Third Lease Amendment and the Lease, and Landlord and Tenant agree as follows:

1.	Premises. Section 1. Premises is hereby deleted and replaced with the following:

Premises. Landlord does hereby lease to Tenant those certain premises, to wit: 107,642 rentable square feet of office space (including 5959 rentable square feet of daycare space comprised of the initial 5016 square feet of space and 943 square feet of expansion space) comprising the entire first and second floors as outlined on the Floor Plan attached to this Third Lease Amendment as “Exhibit B-2 Revised Floor Plan of Premises” (hereinafter called the “Premises”) in the Building known as The 6100 Building located at 6100 Fourth Avenue South in Seattle, Washington, situated on land legally described on Exhibit A attached hereto and incorporated herein. Delivery of the Premises to Tenant will be in Phases (the “Phase In Period”) as follows:

Premises- Phase In Period

Date:	Floor	Suite(s)	RSF Leased
7/23/16 Initial Phase	2 1 1	Suite 200 Daycare Stairway	67,065 5,016 159 Total= 72,240
4/1/17 Phase I	2 1 1 1 1	Suite 200 Daycare Stairway Suites 100A, 100B, 100C Daycare expansion	67,065 5,016 159 17,025 943 Total= 90,208
4/1/18 Phase II	2 1 1 1 1	Suite 200 Daycare Daycare expansion Stairway Suites 100A, 100B, 100C Suite 101	67,065 5,016 943 159 17,025 17,434 Total=107,642

The phased portions of the Premises are shown on Exhibit B (each, a “Phase”). The day care portion of the premises shall have access to adjacent outdoor space of a size and configuration as required by code for operation of a day care facility of the size and capacity described in this Lease for the exclusive use of the day care facility. Landlord and Tenant agreed that Landlord has no responsibility for increasing the size of the daycare or for increasing the size or modifying the outdoor space, if required, and that Tenant will responsible for all costs for construction and compliance issues related to any daycare expansion. Phase I has been delivered to Tenant and Rent applicable to the Phase I space, including the Daycare expansion space, commenced on April 1, 2017.

Phase II shall be delivered on or before August 27, 2018 in the condition described in Section 11 and Exhibit E below; however, Rent associated with the Phase II space will commence on April 1, 2018. The delivery date may be reasonably delayed as necessary in order to complete design, permitting and construction, understanding that such delays may not be within the control of Landlord or Tenant and that the parties will negotiate in good faith to ensure that the delivery date is reasonable and that no penalty charges are owed by Landlord to Tenant in a situation where the Landlord used reasonable efforts to deliver the space at the time requested by Tenant, which may change over time (such causes for variance from the August 27, 2018 delivery date being a “Reasonable Phase II Delay”). If Landlord fails to deliver possession of Phase II of the Premises to Tenant in the condition required under this Lease on or before: (i) August 27, 2018 (the “Late Delivery Date”), Tenant shall be entitled to one (1) day’s free Base Rent (calculated for the Premises not timely delivered) for each day following such Late Delivery Date until the earlier of (x) the actual Delivery Date and (y) sixty days after the Late Delivery Date (such date, as may be extended by force majeure, being the “Penalty Delivery Date”) and (ii) the Penalty Delivery Date, Tenant shall be entitled to two (2) days of free Base Rent for each day following the Penalty Delivery Date until the actual Delivery Date.

The Building is hereafter sometimes referred to as the “Project”. In addition, the Tenant has the right, in common with other tenants in the Project and subject to the Rules and Regulations, to use of the Common Areas. The Common Areas include a new state of the art building conference room seating 100 people or more, a new fitness center, including showers and lockers that are accessible to a new secure bicycle storage area as depicted on the Floor Plan - Exhibit B (the “New Common Amenities”). The New Common Amenities have all been completed and shall be available to Tenant at no charge. The total rentable area of the Building is currently 231,514 square feet, which has been measured according to ANSI/BOMA Z65.1 - 2010.

2.	Monthly Minimum Rent. Section 3. Monthly minimum Rent is hereby deleted and replaced with the following:

Monthly Minimum Rent. Tenant covenants and agrees to pay Landlord at 3600 136th Place SE, Suite 250, Bellevue, WA 98006, or to such other party or at such other place as Landlord may hereafter designate in writing, Monthly Minimum Rent in the following amounts according to the schedule below and Additional Rent, as provided in Section 9, in advance without offset or deduction (except as may otherwise be provided herein), on or before the first (1st) business day of each month of the Lease Term. Any amount payable by Tenant to Landlord under this Lease shall be considered “Rent”:
Based on the schedule above the Rent schedule will be as follows:

Period:	Monthly Minimum Rent (Base Rent):
July 23, 2016 through March 31, 2017	$101,437.00
April 1, 2017 through July 22, 2017	$126,667.06
July 23, 2017 through March 31, 2018	$132,305.06
April 1, 2018 through July 22, 2018	$157,874.93
July 23, 2018 through July 22, 2019	$164,602.55
July 23, 2019 through July 22, 2020	$171,330.18
July 23, 2020 through July 22, 2021	$178,057.81
July 23, 2021 through July 22, 2022	$184,785.43
July 23, 2022 through July 22, 2023	$191,513.06
July 23, 2023 through July 22, 2024	$198,240.68
July 23, 2024 through July 22, 2025	$204,968.31
July 23, 2025 through July 22, 2026	$211,695.93

3.
Rent Reconciliation. Tenant will promptly pay to Landlord the Rent associated with the additional 308 square feet of space in Suite 100B for the period from April 1, 2017 through March 31, 2018 following delivery of a statement by Landlord calculating the amount payable.

4.	Updated Floor Plan. Exhibit B-1 Revised Floor Plan of Premises is hereby deleted and replaced with Exhibit B-2 Revised Floor Plan of Premises attached to this Third Lease Amendment.

Except as otherwise modified by the Terms of this Third Lease Amendment, all other terms and conditions of the Lease remain unchanged and in full force and effect.

LANDLORD:	TENANT:
BENAROYA CAPITAL COMPANY, LLC,	TRUPANION, INC.,
a Washington limited liability company	a Delaware corporation,

/s/ Larry R. Benaroya	/s/ Darryl Rawlings
By: Larry R. Benaroya	By: Darryl Rawlings
Its: Manager	Its: CEO

Date: 5/10/2018	Date: 5/9/2018

STATE OF WASHINGTON    ]
] ss.
COUNTY OF KING        ]

On this 10th day of May, 2018 before me personally appeared Larry R. Benaroya, to me known to be the Authorized Signatory of Benaroya Capital Company, LLC, a Washington limited liability company (“Landlord”) and acknowledged said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purpose therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Sandra Joan Sumner
Notary Public in and for the State of Washington,
Residing at	Mountlake Terrace
Commission expires	May 25, 2020
Print Name	Sandra Joan Sumner

STATE OF            ]
] ss.
COUNTY OF            ]

On this 9th day of May, 2018 before me personally appeared Darryl Rawlings, to me known to be the CEO of Trupanion, Inc., a Delaware corporation (“Tenant”) and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purpose therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Charlotte M. Sim-Warner
Notary Public in and for the State of Washington,
Residing at	Lynnwood, WA
Commission expires	August 9, 2018
Print Name	Charlotte M. Sim-Warner

EXHIBIT B-2 REVISED FLOOR PLAN OF PREMISES